Exhibit 99.5

    Berkshire Hathaway to Acquire Precision Castparts Corp.      August 10, 2015  Presentation for PCC Employees

    Agreement for Precision Castparts Corp. (PCC) to be acquired by Berkshire Hathaway for $235 per share in cash. With this transaction, we will join Berkshire Hathaway’s world-class portfolio of subsidiary companies.    The News  Select businesses  A Win for PCC Shareholders

 It will be business as usual in our facilities with a sustained focus on all of the factors that have driven our shared success over the last 60 years.We continue to be headquartered in Portland under the leadership of Mark Donegan and our current management team.This transaction is a clear validation of our employees’ skill and success.We will continue to work with our customers in the same way as before. We have a longstanding commitment to pay for performance, as does Berkshire Hathaway. We will continue to periodically review our total compensation package to recognize skill, performance, and to stay competitive. Berkshire Hathaway admires the way we run the business and supports our goals to deliver value to customers, employees and our owners.   Business as Usual

 There is unique alignment in management philosophies between PCC and Berkshire Hathaway.We are confident that under Berkshire Hathaway we will continue our drive to create value for our customers and win competitions in the global marketplace.Berkshire Hathaway has a history of empowering management teams to continue to drive their businesses independently.The Berkshire Hathaway philosophy is consistent with the PCC business philosophy:Decentralized and independent operations;Lean management with accountability for results;Unique products and manufacturing technologies that lead to competitive advantages and strong market positions.  Alignment in Management Philosophies

 This transaction is a win for PCC shareholders.Delivers immediate value of $235 per share in cash.This is a $41.12 per share premium based on Friday’s closing price of $193.88.Values PCC at approximately $37.2 billion.The Board unanimously approved the transaction. Customary approvals requiredClosing expected in the first quarter of 2016.  A Win for PCC Shareholders

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    Additional Information and Where to Find It  This communication may be deemed to be solicitation material in respect of the proposed acquisition of Precision Castparts Corp. Precision Castparts Corp. plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about Berkshire Hathaway, Precision Castparts Corp., the proposed transaction and related matters. Additionally, Precision Castparts Corp. will file other relevant materials in connection with the proposed transaction pursuant to the terms of an Agreement and Plan of Merger by and among Berkshire Hathaway, NW Merger Sub, a wholly owned subsidiary of Berkshire Hathaway, and Precision Castparts Corp. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Precision Castparts Corp. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Precision Castparts Corp. at the following:  Precision Castparts Corp.Attention: Investor Relations4650 SW Macadam AvePortland OR 97239503-946-4700Investor_relations@precastcorp.com Participants in Solicitation  Precision Castparts Corp. and its directors, executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from shareholders of Precision Castparts Corp. in favor of the proposed transaction. Information about Precision Castparts Corp.’s directors and executive officers is set forth in Precision Castparts Corp.’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on July 2, 2015, and its Annual Report on Form 10-K for the fiscal year ended March 29, 2015, which was filed with the SEC on May 28, 2015. Information concerning the interests of Precision Castparts Corp.’s participants in the solicitation, which may, in some cases, be different than those of Precision Castparts Corp.’s shareholders generally, is set forth in the materials filed by Precision Castparts Corp. with the SEC, and will be set forth in the Proxy Statement relating to the proposed transaction when it becomes available.  Cautionary Statement Regarding Forward-Looking Statements  Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Precision Castparts Corp. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approval without conditions, the ability to obtain shareholder approval, and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in Precision Castparts Corp.’s Annual Report on Form 10-K for the year ended March 29, 2015. Berkshire Hathaway and Precision Castparts Corp. disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.  In addition, please refer to the documents that Precision Castparts Corp. files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Precision Castparts Corp.’s operational and other results to differ materially from those contained in the forward-looking statements set forth in this document.